Exhibit 99.1

ASTROTECH REPORTS SECOND QUARTER OF FISCAL YEAR 2017 FINANCIAL RESULTS
Austin, Texas - February 9, 2017 - Astrotech Corporation (NASDAQ: ASTC) reported its financial results for the second quarter of fiscal year 2017 ended December 31, 2016.

“In the second quarter, Astrotech achieved important milestones with subsidiaries 1st Detect and Astral Images,” stated Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation. “1st Detect and its partner, an incumbent TSA explosive trace detection (ETD) systems provider, made great progress on the next-generation system for passenger and carry-on baggage screening at airports and other homeland security operations. During the team’s critical design review in October, 1st Detect’s OEM-1000 chemical analyzer technology performed according to design specs. Also, 1st Detect’s collaboration with the University of Texas Health Science Center (UTHSC) on a bedside chemical analyzer for breath analysis is progressing well and we are beginning to test human samples of hospital-acquired pneumonia (HAP).

“Evaluations of Astral Images’ proprietary image correction and enhancement (ICE®) technology continues to gain traction at several large film studios that have advanced the evaluations to the next level. To meet the 4K HDR digital color revolution specifications, Astral has introduced its updated Black ICE™ for black and white film, its updated Color ICE™ for color film, and its newly developed HDR ICE™ for the new HDR format. As part of the business development process, Astral opened a demonstration space in Burbank, CA to facilitate relationships with film industry customers. Also, on November 29, 2016, Astral was granted U.S. patent titled Dufay Color Converted DOG. This patent protects Astral technology that improves the resolution and reduces the noise of images from color film.”

Second Quarter Fiscal Year 2017 Financial Highlights
Revenue, costs of goods sold, SG&A, and R&D are expected to continue to fluctuate based on the timing of projects.

•	Revenue was $520 thousand, reflecting 1st Detect’s income from research-based, fixed-price, government-related subcontracts.

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Gross profit was $201 thousand, or 39%, for the second quarter of fiscal 2017, compared to $295 thousand, or 32%, for the second quarter of fiscal 2016. The margin increase was due to additional work completed at higher margins.

•	The Company continues to expect the July 2016 corporate realignment to save approximately $3.5 million for the 2017 fiscal year.

•	Cash and investments at December 31, 2016 were $19.4 million; there was no debt at December 31, 2016.

About Astrotech
Astrotech Corporation (NASDAQ: ASTC) is an innovative science and technology development and commercialization company that invents, acquires, and commercializes technological innovations sourced from internal research, universities, laboratories, and research institutions, and then funds, manages, and builds start-up companies for profitable divestiture to market leaders to maximize shareholder value. Sourced from Oak Ridge Laboratory’s chemical analyzer research, 1st Detect develops, manufactures, and sells chemical analyzers for use in the airport security, military, food and beverage, and breath analysis markets. Sourced from decades of image research from the laboratories of IBM and Kodak, Astral Images sells film to digital image enhancement, defect removal and color correction software, and post processing services providing economically feasible conversion of television and feature 35mm and 16mm films to the new 4K ultra-high definition (UHD), high-dynamic range (HDR) format necessary for the new generation of digital distribution. Sourced from NASA’s extensive microgravity research, Astrogenetix is applying a fast-track on-orbit discovery platform using the International Space Station to develop vaccines and other therapeutics. Demonstrating its entrepreneurial strategy, Astrotech management sold its state-of-the-art satellite servicing operations to Lockheed Martin in August 2014. Astrotech has operations throughout Texas and is headquartered in Austin. For information, please visit www.astrotechcorp.com.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, whether we can successfully develop our proprietary technologies and whether the market will accept our products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

Company Contact: Eric Stober, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

IR Contact Cathy Mattison and Kirsten Chapman, LHA Investor Relations, (415) 433-3777, ir@astrotechcorp.com

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2016	2015	2016	2015
Revenue	$520	$927	$1,526	$927
Cost of revenue	319	632	1,050	632
Gross profit	201	295	476	295
Operating expenses:
Selling, general and administrative	1,636	1,671	4,184	3,957
Research and development	1,254	1,326	2,546	2,590
Total operating expenses	2,890	2,997	6,730	6,547
Loss from operations	(2,689)	(2,702)	(6,254)	(6,252)
Interest and other expense, net	35	94	133	193
Loss before income taxes	(2,654)	(2,608)	(6,121)	(6,059)
Income tax expense	—	—	—	(2)
Net loss	(2,654)	(2,608)	(6,121)	(6,061)
Less: Net loss attributable to noncontrolling interest	(51)	(82)	(103)	(171)
Net loss attributable to Astrotech Corporation	$(2,603)	$(2,526)	$(6,018)	$(5,890)

Weighted average common shares outstanding:
Basic and diluted	20,620	20,701	20,626	20,703

Basic and diluted net loss per common share:
Net loss attributable to Astrotech Corporation	$(0.13)	$(0.12)	$(0.29)	$(0.28)

Other comprehensive income (loss), net of tax:
Available-for-sale securities:
Net unrealized loss	$(80)	$(96)	$(39)	$(190)
Reclassification adjustment for realized losses	60	8	60	14
Total comprehensive loss	$(2,623)	$(2,614)	$(5,997)	$(6,066)

ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	December 31, 2016	June 30, 2016
Assets
Current assets
Cash and cash equivalents	$4,932	$4,399
Short-term investments	11,181	17,102
Accounts receivable, net of allowance	751	156
Costs and estimated revenues in excess of billings	—	451
Inventory, net	307	496
Prepaid expenses and other current assets	479	319
Total current assets	17,650	22,923
Property and equipment, net	3,289	3,392
Long-term investments	3,248	4,208
Total assets	$24,187	$30,523

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$191	$237
Accrued liabilities and other	1,735	1,563
Total current liabilities	1,926	1,800
Other liabilities	63	96
Total liabilities	1,989	1,896

Commitments and contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 shares authorized; no shares issued and outstanding, at December 31, 2016 and June 30, 2016	—	—
Common stock, no par value, 75,000,000 shares authorized; 22,555,247 and 21,811,153 shares issued at December 31, 2016 and June 30, 2016, respectively; 20,577,356 and 20,627,511 shares outstanding at December 31, 2016 and June 30, 2016, respectively	190,212	189,294
Treasury stock, 1,977,891 and 1,183,642 shares at cost at December 31, 2016 and June 30, 2016, respectively	(4,111)	(2,828)
Additional paid-in capital	1,455	1,419
Accumulated deficit	(165,135)	(159,117)
Accumulated other comprehensive loss	(80)	(101)
Equity attributable to stockholders of Astrotech Corporation	22,341	28,667
Noncontrolling interest	(143)	(40)
Total stockholders’ equity	22,198	28,627
Total liabilities and stockholders’ equity	$24,187	$30,523